EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT

         We hereby consent to the incorporation by reference of our report dated August 18, 1995, accompanying the consolidated financial statements of HealthWatch, Inc. as of June 30, 1995 and 1994, included in the Company's Annual Report on Form 10-KSB in the Registration Statement on Form S-8 expected to be filed by HealthWatch, Inc. on or about December 19, 1995.



SILVERMAN OLSON THORVILSON & KAUFMANN LTD
CERTIFIED PUBLIC ACCOUNTANTS
Minneapolis, Minnesota

December 18, 1995